UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2026

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1990 E. Grand Avenue El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFAI	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $110,400.00 per share	FFAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

On April 10, 2026, Faraday Future Intelligent Electric Inc. (the “Company”) entered into a loan agreement (the “Loan Agreement”) an accredited investor (the “Investor”), pursuant to which, the Company borrowed, and the Investor lent the Company an aggregate of $2,000,000 with the interest accruing at a rate of 10% per annum (the “Loan Amount”). The Loan Amount on the day that is immediately prior to the 1 year anniversary of the date on which the Loan Amount was paid to the Company. The Loan Agreement also provides the Investor the right to convert all or part of its Loan Amount into the Subscription Amount (as defined below) pursuant to the Purchase Agreement (as defined below).

The foregoing summary of the Loan Agreement does not purport to be complete and is subject to, and is qualified in their entirety by, the full text of the form of the Loan Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Securities Purchase Agreement

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2026 (the “Original Report”), on February 4, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Investor, pursuant to which the Company agreed to sell, and the Investor agreed to purchase, $10 million (the “Subscription Amount”) of Class A common stock, par value $0.0001 per share of the Company (the “Class A Common Stock”) at a per share price equal to 100% of the closing price of Class A Common Stock (such per share price, the “Initial Price”) immediately prior to the closing date (the “Closing Date”). Pursuant to the Purchase Agreement, the Company agreed to issue certain True-Up Shares to the Investor in the event of a Dilutive Issuance (a “True-Up Issuance”). The Original Report is incorporated herein by reference. Capitalized terms not defined herein shall have the meaning set forth in the Original Report.

On April 14, 2026 (the “Signing Date”), the Company and the Investor entered into an Amended and Restated Securities Purchase Agreement (the “A&R Purchase Agreement”, and collectively with Purchase Agreement, the “SPA”). Pursuant to the SPA, the Subscription Amount was increased to $12 million, $500,000 of which will be used to purchase shares of Class A Common Stock (the “Common Shares”) and $11.5 million of which will be used to be purchase a to-be-designated series of the Company’s convertible preferred stock, par value $0.0001 per share (the “Convertible Preferred Stock”, and together with the Common Shares, the “Subject Shares”). The Initial Price was revised to $0.26, which is 100% of the average closing price of the Company’s Class A Common Stock on Nasdaq for the ten (10) Trading Day period immediately prior to the Signing Date (the “Amended Price”). In addition, the Company’s obligation to issue, and the Investor’s right to receive, True-Up Shares was eliminated in its entirety, in consideration of which, the Company agreed to issue at the closing of the transaction contemplated by the SPA a common stock purchase warrant (the “Warrant” and collectively with the Subject Shares, the “Securities”), exercisable for an aggregate of 1,000,000 shares of Class A Common Stock.

Warrant

The Warrant will have a term of four years from the Closing Date and is exercisable immediately after completion of delivery of the 500th FX Super One vehicle to customers by the Company, at an exercise price of $1.50 per share.

Exercise Limitations

The Investor will not have the right to exercise any portion of the Warrant to the extent that, after giving effect to such exercise, the Investor (together with certain related parties) would beneficially own in excess of 9.99% of total number of shares of Common Stock outstanding immediately after giving effect to such exercise.

At any time before the Company obtains stockholder approval in connection with the transaction contemplated under the SPA, or the financial viability exception pursuant to Nasdaq Rule 5635(d) for the issuance of the Securities under the SPA, then the Company may not issue upon exercise of this Warrant a number of shares of Class A Common Stock (the “Warrant Shares”), which, when aggregated with the Subject Shares issued pursuant to the SPA, and the Conversion Shares (as defined below) issued upon conversion of the Convertible Preferred Stock, if any, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations, exceed the 19.99% of the total outstanding Class A Common Stock of the Company as of the date of the Purchase Agreement.

Series C Convertible Preferred Stock

On April 15, 2026, the Company filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) to designate 11,502 shares of the Company’s authorized and unissued preferred stock as Convertible Preferred Stock prior to the Closing Date. The Certificate of Designation will become effective upon its filing with the Delaware Secretary of State and establishes the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Convertible Preferred Stock as summarized below.

Convertibility

The Convertible Preferred Stock will be convertible immediately after the issuance. The number of shares of Class A Common Stock issuable upon conversion of each Convertible Preferred Stock shall be determined by dividing (x) the Stated Value of $1,000 of such Convertible Preferred Stock by (y) the Conversion Price, which is equal to the Amended Price (the “Conversion Formula”), subject to certain adjustments set forth in the Certificate of Designation.

Alternate Conversion

At any time, at the option of the Purchaser, the Purchaser may voluntarily convert all or part of the Convertible Preferred Stock at the price equal to the lower of (i) the applicable Conversion Price then in effect and (ii) the greater of (A) $0.13, and (B) 100% of the closing price of the Class A Common Stock of the trading day immediately preceding the delivery of applicable Conversion Notice (the “Alternative Conversion Price”), indicating that the Purchase elects to convert all of part of the Convertible Preferred Stock by way of an alternate conversion (the “Alternate Conversion”).

The number of shares of Class A Common Stock issuable upon an Alternate Conversion shall be determined by dividing (x) the Stated Value of $1,000 of such Convertible Preferred Stock by (y) the Alternative Conversion Price.

Conversion Limitations

At any time before the Company obtains stockholder approval in connection with the transaction contemplated under the SPA, or the financial viability exception pursuant to Nasdaq Rule 5635(d) for the issuance of the Securities under the SPA, then the Company may not issue upon conversion of such shares of Convertible Preferred Stock a number of shares of Class A Common Stock (the “Conversion Shares”), which, when aggregated with the Subject Shares issued pursuant to the SPA and the Warrant Shares issued upon exercise of the Warrant, if any, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations, exceed the 19.99% of the total outstanding Class A Common Stock of the Company as of the date of the Purchase Agreement.

Voting

Holders of shares of Convertible Preferred Stock are entitled to vote with the holders of outstanding shares of Class A Common Stock, voting together as a single class, with respect to any and all matters presented to the shareholders of the Company for their action or consideration (whether at a meeting or shareholders of the Company, by written action of shareholders in lieu of a meeting or otherwise). In any such vote, each share of Convertible Preferred Stock will be entitled to a number of votes equal to the lesser of (a) the number of shares of Class A Common Stock into which such shares of Convertible Preferred Stock are convertible as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent and (b) 19.99% of the shares of the Company’s Class A Common Stock outstanding immediately after giving effect to such a conversion.

The foregoing summaries of the A&R Purchase Agreement, the Warrant and the Certificate of Designation do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of the form of the A&R Purchase Agreement, the Warrant and the Certificate of Designation, which are filed as Exhibits 10.1, 4.1 and 3.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure included in Item 1.01 related to the Certificate of Designation is incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure included in Item 1.01 related to the Certificate of Designation is incorporated into this Item 5.03 by reference.

Item 8.01 Other Events.

On April 15, 2026, the Company issued a press release announcing the signing of the A&R Purchase Agreement. The information contained in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock
4.1	Form of Warrant
10.1	Amended and Restated Securities Purchase Agreement, dated April 14, 2026, by and between Faraday Future Intelligent Electric Inc. and the Investor.
10.2	Loan Agreement dated April 10, 2026, by and between Faraday Future Intelligent Electric Inc. and the Investor.
99.1	Press Release dated April 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: April 16, 2026	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer

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